Exhibit 10(xi)

Oiltek, Inc.
7808 Creekridge Circle, Suite 105
Minneapolis, MN 55439

September 10, 2008

Avalon Oil & Gas
7808 Creekridge, Suite 105
Minneapolis, MN 55439

Re: Convertible Notes

Gentleman:

Reference is made to the Convertible Notes (the “Notes”) dated various dates between Avalon Oil & Gas (the “Payee”) and Oiltek, Inc. (the “Payor”) in the aggregate amount of $77,400.  This will confirm our agreement to amend the terms and conditions of the Notes as follows:

3.
Article “2” of each of the Notes is amended to provide the that principal balance of the Notes, together with any unpaid and accrued interest thereon, shall be due and payable in full on December 31, 2010 (the “Maturity Date”), unless earlier (A) accelerated and payable with the terms of the Note (B) converted in accordance with the provisions of Article “3” of the Notes.

If the forgoing reflects your understanding of our agreement, please acknowledge by signing below.

Very truly yours,

Oiltek, Inc.

By: /s/ Jill Allison
Jill Allison, President

Acknowledge and Agreed

/s/ Kent Rodriguez
Kent Rodriguez, President

Avalon Oil & Gas